UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2025

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39878	81-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K filed on February 18, 2025 (the “Report”) by Petco Health and Wellness Company, Inc. (the “Company”) to add the information described herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2025, the Company filed the Report to disclose that (i) Sabrina Simmons succeeded Brian LaRose as the Company’s Chief Financial Officer (the “CFO Succession”), effective as of February 17, 2025 (the “Transition Date”), and (ii) as of the Transition Date, Mr. LaRose became a full-time non-officer employee of the Company, and is expected to remain employed for a transition period ending on April 30, 2025 (the “Separation Date”).

This Current Report on Form 8-K/A hereby amends the Report to disclose that on February 20, 2025, in connection with the CFO Succession, Mr. LaRose entered into a transition and separation agreement and general release of claims (the “Agreement”) with Petco Animal Supplies Stores, Inc., an indirect wholly owned subsidiary of the Company, pursuant to which Mr. LaRose agreed to provide transition services to the Company as an employee through the Separation Date. Further, in consideration for a general release of claims and certain other covenants, the Agreement also provides Mr. LaRose with the following separation payments and benefits: (i) a lump sum cash payment of $730,392, representing 12 months of Mr. LaRose’s base salary and 12 months of group health plan continuation premiums; (ii) a pro-rata portion of the actual annual incentive that Mr. LaRose would have earned for the 2025 fiscal year, pro-rated through the Transition Date; and (iii) a lump sum cash payment of $27,945, representing the retention bonus for the third installment period under his retention bonus agreement, pro-rated through the Transition Date. Mr. LaRose will also remain eligible to receive his annual incentive for the 2024 fiscal year based on actual performance.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition and Separation Agreement and General Release of Claims, dated February 20, 2025, between Petco Animal Supplies Stores, Inc. and Brian LaRose.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Date: February 24, 2025	By:	/s/ Giovanni Insana
	Name:	Giovanni Insana
	Title:	Chief Legal Officer and Secretary